EXHIBIT 10.15






















                        PIONEER NATURAL RESOURCES COMPANY

                      EXECUTIVE DEFERRED COMPENSATION PLAN

              (Amended and Restated Effective as of August 1, 2002)






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                        PIONEER NATURAL RESOURCES COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------
              (Amended and Restated Effective as of August 1, 2002)


                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I.      Definitions and Construction................................1
                1.1      Definitions........................................1
                1.2      Number and Gender..................................3
                1.3      Headings...........................................3

ARTICLE II.     Eligibility and Participation...............................3
                2.1      Eligibility........................................3
                2.2      Participation......................................3

ARTICLE III.    Account Credits and Allocations of Income or Loss...........4
                3.1      Member Deferrals...................................4
                3.2      Matching Credits...................................5
                3.3      Allocation of Net Income or Loss and Changes
                         in Value Among Accounts............................6

ARTICLE IV.     Deemed Investment of Accounts...............................6

ARTICLE V.      Determination of Vested Interest............................7

ARTICLE VI.     Withdrawals.................................................7
                6.1      General............................................7
                6.2      Unforeseeable Financial Emergency..................7
                6.3      Early Withdrawal...................................7

ARTICLE VII.    Termination Benefits........................................8
                7.1      Amount of Benefit..................................8
                7.2      Time of Payment....................................8
                7.3      Alternative Forms of Benefit Payments..............8
                7.4      Designation of Beneficiaries.......................9
                7.5      Payment of Benefits................................9
                7.6      Unclaimed Benefits.................................9
                7.7      Accelerated Pay-Out Due to Change of Control.......9
                7.8      Accelerated Payment of Reclassified Amounts........9
                7.9      Payment of Member Accounts Incident to Divorce....10

ARTICLE VIII.   Administration of the Plan.................................10
                8.1      Appointment of Plan Administrator.................10
                8.2      Records and Procedures............................10
                8.3      Self-Interest of Plan Administrator...............10
                8.4      Compensation and Bonding..........................10
                8.5      Plan Administrator Powers and Duties..............10
                8.6      Company to Supply Information.....................11
                8.7      Claims Review.....................................11
                8.8      Indemnity.........................................12





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ARTICLE IX.     Administration of Trust Fund...............................12
                9.1      Payment of Expenses...............................12
                9.2      Trust Fund Property...............................12

ARTICLE X.      Nature of the Plan.........................................12

ARTICLE XI.     Adopting Entities..........................................13

ARTICLE XII.    Miscellaneous..............................................13
                12.1     Not Contract of Employment........................13
                12.2     Alienation of Interest Forbidden..................13
                12.3     Withholding.......................................14
                12.4     Amendment and Termination.........................14
                12.5     Severability......................................14
                12.6     Loans.............................................14
                12.7     Governing Laws....................................14








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                        PIONEER NATURAL RESOURCES COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------
              (Amended and Restated Effective as of August 1, 2002)

                                   WITNESSETH:

     WHEREAS, PIONEER NATURAL RESOURCES COMPANY ("Pioneer") heretofore established the PIONEER NATURAL RESOURCES COMPANY DEFERRED COMPENSATION RETIREMENT PLAN (the "Plan"), effective August 8, 1997, for the benefit of its eligible employees and the eligible employees of its participating affiliates; and

     WHEREAS, Pioneer now desires to amend and restate the Plan in its entirety to change the Plan name and make certain other changes;

     NOW, THEREFORE, pursuant to the authority reserved in the Compensation Committee pursuant to Section 12.4, the Plan is hereby renamed and amended and restated in its entirety, effective August 1, 2002, as the PIONEER NATURAL RESOURCES COMPANY EXECUTIVE DEFERRED COMPENSATION PLAN to read as follows:


                                   ARTICLE I.

                          Definitions and Construction
                          ----------------------------

     1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

     (a) Account(s): A Member's Matching Account and/or General Account, as applicable, including the amounts credited thereto.

     (b) Affiliate: Each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of subsections (b), (c), (m) or (o) of section 414 of the Code.

     (c)  Change of Control: The meaning  given that  term in Section 1.7 of the
          Pioneer  Natural  Resources  Company   Long-term  Incentive  Plan,  as
          approved by the shareholders of the Company on August 7, 1997.

     (d)  Code: The Internal Revenue Code of 1986, as amended.

     (e) Company: Pioneer, Pioneer Natural Resources USA, Inc. and any other entity which adopts the Plan pursuant to the provisions of Article XI.

     (f)  Directors: The Board of Directors of Pioneer.

     (g)  Effective Date: August 1, 2002.

     (h)  Eligible Employee:  Any individual who is employed by a Company and is
          (a) an officer or (b) a member of a select group of management or highly compensated employees who is designated by the Plan Administrator from time to time as being eligible to participate in the Plan.

     (i)  Entry Date: The first day of each Plan Year.




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     (j)  General Account:  A bookkeeping account established for each Member to which is credited his Member Deferrals pursuant to Section 3.1 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

     (k) Hypothetical Investments: The investment funds and other securities designated from time to time by the Plan Administrator for the deemed investment of Accounts pursuant to Article IV.

     (l) Matching Account: A bookkeeping account established for each Member to which is credited the Matching Credits made on his behalf pursuant to
          Section 3.2(a) and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

     (m) Matching Credits: Matching credits made by the Company on a Member's behalf pursuant to Section 3.2.

     (n)  Member:  Each   Eligible  Employee  who  has   met   the   eligibility
          requirements for participation in the Plan and who has become a Member pursuant to Article II.

     (o)  Member Deferrals: Deferrals made by a Member pursuant to Section 3.1.

     (p) Pay: The total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed, which are required to be reported on such Member's federal income tax withholding statement(s) (Form W-2 or its subsequent equivalent), plus any amounts such Member could have received in cash in lieu of Member Deferrals pursuant to Section 3.1.

     (q) Pioneer: Pioneer Natural Resources Company, a Delaware corporation, and its successors.

     (r) Plan: This Pioneer Natural Resources Company Executive Deferred Compensation Plan, as amended from time to time.

     (s) Plan Administrator: The Compensation Committee of the Directors, which may act through its delegate.

     (t)  Plan Year: The calendar year.

     (u)  Trust: The trust established under the Trust Agreement.

     (v) Trust Agreement: The agreement entered into between Pioneer and the Trustee pursuant to Article X.

     (w) Trust Fund: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

     (x)  Trustee:  The  trustee  or  trustees  appointed  by  the  Compensation
          Committee of the Directors who are qualified and acting under the Trust Agreement at any time.

     (y) Unforeseeable Financial Emergency: An unexpected need of a Member for cash that (i) arises from an illness, casualty loss, sudden financial reversal, or such other unforeseeable occurrence that is caused by an event beyond the control of such Member, (ii) would result in severe financial hardship to such Member if his compensation deferral election was not canceled pursuant to Section 3.1(f) and /or if a



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          withdrawal  or  benefit  payment   pursuant  to  Article  VI  was  not
          permitted,   and  (iii)  is  not  reasonably  satisfiable  from  other
          resources of such Member. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency.

     (z)  Valuation Date: Each business day.

     (aa) Vested Interest: The portion of the amounts credited to a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.


                                   ARTICLE II.

                          Eligibility and Participation
                          -----------------------------

     2.1 Eligibility. Any Eligible Employee shall be eligible to become a Member of the Plan for any Plan Year by electing to make Member Deferrals pursuant to
Section 3.1(a).

     2.2 Participation.

     (a) Prior to each Entry Date, the Plan Administrator shall notify those Eligible Employees who are determined by the Plan Administrator to be eligible to initially become Members pursuant to Section 2.1 as of such Entry Date. Any such Eligible Employee may become a Member for the Plan Year beginning on such Entry Date by making, prior to such
          Entry Date and within the time period prescribed by the Plan Administrator, a Member Deferral election on a form prescribed by and filed with the Plan Administrator. Notwithstanding any provision herein to the contrary, an Eligible Employee who first becomes an Eligible Employee on other than the first day of a Plan Year may become a Member on the date he first becomes an Eligible Employee for the remainder of such Plan Year with respect to Member Deferrals pursuant to Section 3.1(a) by making, prior to or within 30 days after the date he first becomes an Eligible Employee and within the time period prescribed by the Plan Administrator, a Member Deferral
          election  on  a   form  prescribed  by   and  filed   with   the  Plan
          Administrator.

     (b) Notwithstanding any provision herein to the contrary, an Eligible Employee who has become a Member of the Plan shall cease to be entitled to make Member Deferrals hereunder or receive Matching Credits hereunder effective as of any date designated by the Plan Administrator. Any such Plan Administrator action shall be communicated to the affected individual prior to the effective date of such action. Any such Eligible Employee may again become entitled to make Member Deferrals hereunder and receive Matching Credits hereunder for any subsequent Plan Year selected by the Plan Administrator in its sole discretion.



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                                  ARTICLE III.

                Account Credits and Allocations of Income or Loss
                -------------------------------------------------

     3.1 Member Deferrals.

     (a) A Member meeting the eligibility requirements of Section 2.1 may, in accordance with rules established from time to time by the Plan Administrator,

         (1) elect to defer from his Pay a percentage or dollar amount of his salary for a Plan Year; and/or

         (2) elect to defer from his Pay a percentage or dollar amount of his bonus which is payable in cash for a Plan Year.

         The maximum Member deferral for a Plan Year under Section 3.1(a)(1) shall be 25% of the Member's base salary for the Plan Year and under
         Section 3.1(a)(2) shall be 100% of the Member's cash bonus for the Plan Year. Notwithstanding the foregoing, with respect to an Eligible Employee who first becomes a Member on other than an Entry Date, any such Member Deferrals pursuant to Section 3.1(a)(1) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Member and ending on the last day of such Plan Year.

     (b) A Member's election to defer an amount of his Pay pursuant to this Section shall be made by making, on a form prescribed by and filed with the Plan Administrator, a Member Deferral election pursuant to which the Member authorizes the Company to reduce his Pay in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to such Member's General Account maintained pursuant to the Plan. The reduction in a Member's Pay pursuant to his Member Deferral election shall be effected by Pay reductions as determined by the Plan Administrator following the effective date of such election. Such Pay reductions shall be within the Plan Year to which the Member Deferral election relates, except that Pay reductions attributable to elections pursuant to Section 3.1(a)(2) may be made within the next following Plan Year if the bonus to which the Member Deferral election relates is paid in such next following Plan Year. Member Deferrals made by a Member shall be credited to such Member's General Account as of a date determined in accordance with procedures established from time to time by the Plan Administrator; provided, however, that such Member Deferrals shall be credited to the Member's General Account no later than 30 days after the date upon which the Pay deferred would have been received by such Member in cash if he had not elected to defer such amount pursuant to this Section 3.1.

     (c) A Member Deferral election pursuant to Section 3.1(a) shall become effective as of the Entry Date (or later initial eligibility date, if applicable) which is on or after the date the election is made by the Member. A Member Deferral election shall remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates. A Member Deferral election pursuant to Section 3.1(a) shall remain in force and effect for each subsequent Plan Year (following the Member's initial year of participation in the Plan) for which he satisfies the eligibility requirements set forth in Section 2.1, unless and until such election is changed or revoked by such Member prior to the Entry Date for the subsequent Plan Year to which such change or revocation relates.

     (d) A Member Deferral election shall indicate the applicable time and form of payment, as provided in Sections 7.2 and 7.3, for the Pay deferred thereunder for such Plan Year and the net income (or net loss) allocated with respect thereto. Such time and form of payment election



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         for such  Plan Year  shall also  apply to any Matching Credits for such
         Plan Year and the net income (or net loss) allocated with respect thereto. Each Member's Accounts shall be divided into subaccounts to reflect such Member's various elections respecting time and form of payment.

     (e) A Member who has made a Member Deferral election pursuant to Section 3.1(a) may change or cancel his election, as of the Entry Date for any subsequent Plan Year, by making a new Member Deferral election prior to such Entry Date and within the time period prescribed by the Plan Administrator. A Member who cancels his Member Deferral election may again make a new Member Deferral election for a subsequent Plan Year, if he satisfies the eligibility requirements set forth in Section 2.1, by making a new Member Deferral election prior to the Entry Date for such Plan Year and within the time period prescribed by the Plan Administrator.

     (f) In the event that the Plan Administrator, upon written request of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, the Member Deferral election of such Member then in effect, if any, shall be terminated as soon as administratively practicable after such determination. A Member whose Member Deferral election has been so terminated may again make a new Member Deferral election for a subsequent Plan Year that is at least twelve months after the effective date of such termination, if he satisfies the eligibility requirements set forth in Section 2.1, by making a new Member Deferral election for such Plan Year and within the time period prescribed by the Plan Administrator.

     (g) If a Member takes a hardship withdrawal from the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan or any other qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by a Company or an Affiliate, the Member's Member Deferral election shall be suspended and the Member shall not be allowed to make Member Deferrals for a period of six months after receipt of such hardship withdrawal.

     3.2 Matching Credits.

     (a) For each payroll period, the Company shall defer on a Member's behalf an amount which equals 100% of the Member Deferrals made pursuant to
         Section 3.1(a)(1) and (2) by such Member during such payroll period. Notwithstanding the preceding sentence, in no event shall the Matching Credit on a Member's behalf for a Plan Year exceed 8% of the Member's base salary for the Plan Year. For officers of the Company, 10% shall be substituted for 8% in the preceding sentence.

     (b) Matching Credits made on a Member's behalf pursuant to Section 3.2(a) shall be credited to his Matching Account in accordance with the procedures established from time to time by the Plan Administrator.

     (c) A Member who does not have a time and form of payment election in effect pursuant to Section 3.l(d) for any Plan Year shall make a time and form of payment election, as provided in Sections 7.2 and 7.3, for Matching Credits pursuant to Sections 3.2(a) for such Plan Year. Such election shall be made on a form prescribed by and filed with the Plan Administrator. Such election shall remain in force and effect for each subsequent Plan Year (following such initial election) unless or until such election is changed by a new election hereunder or pursuant to
         Section 3.1(d) prior to the Entry Date of a subsequent Plan Year to which such change relates. A Member who makes a time and form of payment election pursuant to this Section 3.2(c) may change his election, as of the Entry Date of any subsequent Plan Year, by making a new election prior to such Entry Date and within the time period



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         prescribed by the Plan Administrator.  Each Member's  Accounts shall be divided into subaccounts to reflect such Member's various elections respecting time and form of payment.

     3.3 Allocation of Net Income or Loss and Changes in Value Among Accounts.

     (a) As of each Valuation Date, the Plan Administrator shall determine the net income (or net loss) of each Hypothetical Investment for the period elapsed since the next preceding Valuation Date. The net income (or net loss) of each Hypothetical Investment since the next preceding Valuation Date shall be ascertained by the Plan Administrator in such manner as it deems appropriate, which may include expenses of administering the Hypothetical Investment, the Trust and the Plan.

     (b) For purposes of allocations of net income (or net loss), each Member's Accounts shall be divided into subaccounts to reflect such Member's deemed investment in a particular Hypothetical Investment pursuant to
         Article IV. As of each Valuation Date, the net income (or net loss) of each Hypothetical Investment, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts invested in such Hypothetical Investments since the next preceding Valuation Date.

     (c) So long as there is an amount credited to any Account, such Account shall continue to receive allocations pursuant to this Section.


                                   ARTICLE IV.

                          Deemed Investment of Accounts
                          -----------------------------

     Each Member shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the amounts allocated to his Accounts shall be deemed to be invested from among the Hypothetical Investments made available from time to time for such purpose by the Plan Administrator. Such Member may designate one of such Hypothetical Investments for the deemed investment of all the amounts allocated to his Accounts or he may split the deemed investment of the amounts allocated to his Accounts between such Hypothetical Investments in such increments as the Plan Administrator may prescribe. If a Member fails to make a proper designation, then his Accounts shall be deemed to be invested in the Hypothetical Investment or Investments designated by the Plan Administrator from time to time in a uniform and nondiscriminatory manner.

     A Member may change his deemed investment designation for future amounts to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator.

     A Member may elect to convert his deemed investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such conversions may be limited by the Plan Administrator.



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                                   ARTICLE V.

                        Determination of Vested Interest
                        --------------------------------

     A Member shall have a 100% Vested Interest in his General Account and Matching Account at all times.


                                   ARTICLE VI.

                                   Withdrawals
                                   -----------

     6.1 General. Except as provided in Sections 6.2 and 6.3, Members shall not be permitted to make withdrawals from the Plan prior to termination of employment with the Company and its Affiliates. Members shall not, at any time, be permitted to borrow from the Trust Fund.

     6.2 Unforeseeable Financial Emergency. In the event that the Plan Administrator, upon written request of a Member on a form prescribed by and filed with the Plan Administrator, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to a benefit in an amount not to exceed the lesser of (1) the amount determined by the Plan Administrator as necessary to meet such Member's needs created by the Unforeseeable Financial Emergency, or (2) the then value of such Member's Vested Interest in his Accounts. Such withdrawal benefit shall be paid in a single lump sum, cash payment as soon as administratively practicable after the Plan Administrator has made its determinations with respect to the availability and amount of such benefit. If a Member's Account(s) are deemed to be invested in more than one Hypothetical Investment, such withdrawal shall be deemed to be paid pro rata from the Hypothetical Investments designated by the Member in which such Account(s) are deemed to be invested. If a Member's Account(s) contain more than one subaccount, such withdrawal benefit shall be considered to have been paid, first, from the subaccount with respect to which the earliest payment would be made, then, from the subaccount with respect to which the next earliest payment would be made, and continuing in such a manner until all of such subaccounts have been exhausted to satisfy the withdrawal benefit.

     6.3 Early Withdrawal. Benefit payments may be made to a Member of some or all of his or her Vested Interest in the form of an early withdrawal. An early withdrawal may be requested by a Member once per year, unless the Plan Administrator determines otherwise. The minimum amount eligible for an early withdrawal shall equal twenty-five percent (25%) of the amount credited to the Member's Account(s). To request an early withdrawal, a Member shall file a written request on a form prescribed by and filed with the Plan Administrator at least thirty (30) days in advance of the proposed early withdrawal date and the Plan Administrator shall determine in its sole discretion whether to grant such request. If a Member's Account(s) are deemed to be invested in more than one Hypothetical Investment, such early withdrawal shall be deemed to be paid pro rata from the Hypothetical Investments designated by the Member in which such Account(s) are deemed to be invested. If a Member's Account(s) contain more than one subaccount, such withdrawal shall be considered to have been paid first, from the subaccount with respect to which the earliest payment would be made, then, from the subaccount with respect to which the next earliest payment would be made, and continuing in such a manner until all of such subaccounts have been exhausted to satisfy the withdrawal benefit. Notwithstanding any provision of this Plan to the contrary, any Member who receives an early withdrawal shall forfeit from the amount withdrawn an amount equal to ten percent (10%)of the amount withdrawn; provided, however, that the amount forfeited shall not exceed $50,000. The Member shall not have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Member, or any other person with regard to the forfeited amount.



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                                  ARTICLE VII.

                              Termination Benefits
                              --------------------

     7.1 Amount of Benefit. Upon termination of employment of a Member with the Company and its Affiliates for any reason, the Member, or, in the event of the death of the Member while employed by the Company or an Affiliate, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the Member's Vested Interest in his Accounts as of the Valuation Date next preceding the date the payment of such benefit plus any Member Deferrals and Matching Credits credited to and less any benefit payments or withdrawals made from such Accounts since such Valuation Date. The amount of each payment made with respect to a Member's Accounts and any forfeiture amounts applied pursuant to Section
6.3 shall be deducted from the amount credited to such Accounts at the time of payment or forfeiture.

     7.2 Time of Payment. Payment of a Member's benefit under Section 7.1 shall be made, with respect to such Member's Accounts, or with respect to such Member's subaccounts established pursuant to Section 3.1(d) and/or 3.2(c), separately and respectively, as soon as administratively practicable after the Valuation Date coinciding with or next following a date elected by the Member pursuant to Section 3.1(d) or 3.2(c), which date shall be either (i) the date of the Member's termination of employment with the Company and its Affiliates or
(ii) the first day of the Plan Year next following the date of the Member's termination of employment with the Company and its Affiliates. With respect to any portion of a Member's benefit for which no time of payment election is in effect, payment of such amount shall be made as soon as administratively practicable after the Valuation Date coinciding with or next following the date on which the Member terminates employment with the Company and its Affiliates.

     7.3 Alternative Forms of Benefit Payments. A Member's benefit under Section
7.1 shall be paid, with respect to such Member's Accounts, or with respect to such Member's subaccounts established pursuant to Section 3.1(d) and/or 3.2(c) separately and respectively, in one of the following forms irrevocably elected (except as provided below) by such Member pursuant to Section 3.1(d) and/or 3.2(c):

     (a) a single lump sum, cash payment; or

     (b) if the amount payable from a subaccount is $10,000 or more as of the date of the Member's termination of employment, annual installment payments for a term certain of either 5 or 10 years payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4, with each annual installment equal to the amount credited to the Member's Account multiplied by a fraction the numerator of which is one and the denominator of which is the number of payments remaining. If the amount payable from a subaccount is less than $10,000 as of the date of the Member's termination of employment, such amount shall be paid in a single lump sum, cash payment.

     With respect to any portion of a Member's benefit for which no form of payment election is in effect, such amount shall be paid in a single lump sum, cash payment. If a Member dies prior to the date the payment of his benefit begins and if no form of payment election is in effect for any portion of such Member's benefit, such amount shall be paid to the Member's designated beneficiary in the form described in the preceding sentence. If a Member dies prior to the date the payment of his benefit begins with a form of payment election in effect, then benefit payments shall be made to the Member's designated beneficiary in the form elected by the Member.

     A Member may elect to change a prior payment election, provided that any such change in election may be made only once each calendar year and that such change shall not be effective unless it is made at least one full calendar year preceding the date that benefits otherwise would have commenced under the prior payment election.

     7.4 Designation of Beneficiaries.

     (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

     (b) If no such designation is on file with the Plan Administrator at the time of the death of the Member or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

         (1) if a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse; or

         (2) if a Member leaves no surviving spouse, his benefit shall be paid to such Member's estate or to his heirs at law if there is no administration of such Member's estate.

     7.5 Payment of Benefits. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Accounts. All benefit payments shall be made in cash to the fullest extent practicable. To the extent that the Company (rather than the Trustee) pays benefits to Members or their beneficiaries, then the Trustee shall reimburse the Company for such payments, provided the Trust Fund has sufficient assets.

     7.6 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Plan Administrator is unable to locate the Member or beneficiary to whom such benefit is payable upon the Plan Administrator's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

     7.7 Accelerated Pay-Out Due to Change of Control. Notwithstanding a Member's elections with respect to time and form of payment of Plan benefits, upon a Change of Control the entire amount credited to a Member's Accounts shall be paid to such Member in a single sum cash payment as soon as administratively feasible. The Plan Administrator shall immediately update the value of each Member's Accounts and direct the Trustee to make such payments to the Members. In the event the Plan Administrator does not immediately update the value of each Member's Accounts and direct the Trustee to make such payments, the Trustee shall promptly update the value of the Accounts and make the payments to the Members.

     7.8 Accelerated Payment of Reclassified Amounts. In the event that the Internal Revenue Service formally assesses a deficiency against a Member on the grounds that an amount credited to such Members's Accounts under the Plan is subject to federal income tax (the "Reclassified Amount") earlier than the time payment otherwise would be made to the Member pursuant to this Plan, then the Plan Administrator shall immediately update the value of each Member's Accounts and direct the Trustee to make such payments to the Member and deduct from such Accounts the Reclassified Amount.

     7.9 Payment of Member Accounts Incident to Divorce. Any provision of this Plan to the contrary notwithstanding, in the event that a court shall order the division of a Member's Accounts in a manner that the Plan Administrator determines satisfies the requirements of a qualified domestic relations order within the meaning of Section 414(p) of the Code, then the portion of the Member's Accounts awarded to the alternate payee pursuant to such order shall be paid to the alternate payee at the same time and in the same manner as the Accounts of the Member; provided, however, that the Plan Administrator, in its sole discretion, may require that the portion of the Member's Accounts awarded to the alternate payee pursuant to such order be paid to the alternate payee in a single lump sum, cash payment as soon as practicable.


                                  ARTICLE VIII.

                           Administration of the Plan
                           --------------------------


     8.1 Appointment of Plan Administrator. The general administration of the Plan shall be vested in the Plan Administrator.

     8.2 Records and Procedures. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Plan Administrator shall designate the person or persons who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such person or persons shall bind the Plan Administrator.

     8.3 Self-Interest of Plan Administrator. No delegate of the Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a delegate of the Plan Administrator is so disqualified to act, the Directors shall decide the matter in which he is disqualified.

     8.4 Compensation and Bonding. The Plan Administrator shall not receive compensation with respect to its services as Plan Administrator. To the extent required by applicable law, or required by the Company, the Plan Administrator shall furnish bond or security for the performance of its duties hereunder.

     8.5 Plan Administrator Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

     (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

     (b) to construe all terms, provisions, conditions and limitations of the Plan;

     (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

     (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

     (e) to determine all questions relating to eligibility;

     (f) to determine the amount, manner and time of payment of any benefits and to prescribe procedures to be followed by distributees in obtaining benefits;

     (g) to make a determination as to the right of any person to a benefit under the Plan; and

     (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements

     8.6 Company to Supply Information. The Company shall supply full and timely information to the Plan Administrator relating to the Member's retirement, death or other termination of employment and such other pertinent facts as the Plan Administrator may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.

     8.7 Claims Review. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Plan Administrator shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Plan Administrator necessitates an extension of the ninety-day period), which notice shall:

     (a) state the specific reason or reasons for the denial or modification;

     (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

     (c) provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

     (d) explain the Plan's claim review procedure as contained herein

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Plan Administrator of its initial decision.

     In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Plan Administrator shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Plan Administrator's decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

     8.8 Indemnity. To the extent permitted by applicable law the Company shall indemnify and save harmless the Compensation Committee of the Directors, the Plan Administrator and any individual acting as Plan Administrator (or as its delegate) against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.


                                   ARTICLE IX.

                          Administration of Trust Fund
                          ----------------------------


     9.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Plan Administrator, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund.

     9.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Plan Administrator shall maintain one or more Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.


                                   ARTICLE X.

                               Nature of the Plan
                               ------------------


     The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are to be paid out of the Company's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund. To the extent the Company transfers assets to the Trustee pursuant to the Trust Agreement, the Plan Administrator may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Member's designated deemed investments pursuant to Article IV respecting the portion of the Trust Fund assets equal to such Member's Account(s).

     The Compensation Committee of the Directors shall establish the Trust and direct the Company to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of Company creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if
(a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States

Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors and shall determine within the period specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.


                                   ARTICLE XI.

                                Adopting Entities
                                -----------------

     It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become a Company hereunder. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Directors; provided, however, that such entity must be an Affiliate. The provisions of the Plan shall apply separately and equally to each Company and its employees in the same manner as is expressly provided for Pioneer and its employees and benefit payments made under the Plan with respect to a Member's Accounts shall be the obligation solely of the Company maintaining such Accounts. Transfer of employment among Companies and Affiliates shall not be considered a termination of employment hereunder. Any Company may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Directors, terminate its participation in the Plan. Moreover, the Directors may, in their discretion, terminate a Company's Plan participation at any time.


                                  ARTICLE XII.

                                  Miscellaneous
                                  -------------


     12.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

     12.2 Alienation of Interest Forbidden. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

     12.3 Withholding. All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

     12.4 Amendment and Termination. The Compensation Committee of the Directors may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Accounts. The Compensation Committee of the Directors may terminate the Plan at any time. In the event that the Plan is terminated, the amounts credited to a Member's Accounts shall be paid to such Member or his designated beneficiary in the manner specified by the Plan Administrator, which may include the payment of a single lump sum, cash payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

     12.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     12.6 Loans. Loans shall not be permitted under the Plan and Members shall not be eligible to borrow from any Account hereunder.

     12.7 Governing Laws. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

     IN WITNESS WHEREOF, this amended and restated Plan has been executed as of this 18th day of July, 2002, to be effective as of the Effective Date.



                                         PIONEER NATURAL RESOURCES COMPANY



                                         By:   /s/ Larry Paulsen
                                             ----------------------------------
                                             Name:    Larry Paulsen
                                                   ----------------------------
                                             Title:   Vice President
                                                   ----------------------------